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Exhibit 10.19

OFFICE LEASE

for
Scottsdale Technology Center
14455, 14555, 14505 North Hayden Road
Scottsdale, Arizona 85260

IDS LIFE INSURANCE COMPANY
A MINNESOTA CORPORATION

Landlord

and

RYLAND MORTGAGE COMPANY
AN OHIO CORPORATION

Dated
March 18, 1999

OFFICE LEASE

        THIS OFFICE LEASE (the "Lease") is entered into by Landlord and Tenant as described in the following Basic Lease Information as of the Date which is set forth for reference only in the following Basic Lease Information.

        Landlord and Tenant agree:

ARTICLE 1.    BASIC LEASE INFORMATION

        THE FOLLOWING BASIC LEASE INFORMATION IS A PART OF THIS LEASE, BUT DOES NOT CONSTITUTE THE ENTIRE LEASE. TENANT ACKNOWLEDGES THAT IT HAS READ ALL OF THE PROVISIONS CONTAINED IN THE ENTIRE LEASE AND ALL EXHIBITS WHICH ARE A PART THEREOF AND AGREES THAT THIS LEASE, INCLUDING THE BASIC LEASE INFORMATION AND ALL EXHIBITS, REFLECTS THE ENTIRE UNDERSTANDING AND REASONABLE EXPECTATIONS OF LANDLORD AND TENANT REGARDING THE PREMISES. TENANT ALSO ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO REVIEW THIS LEASE PRIOR TO EXECUTION WITH LEGAL COUNSEL AND SUCH OTHER ADVISORS AS TENANT DEEMS APPROPRIATE.

        In addition to the terms which are defined elsewhere in this Lease, the following defined terms are used in this Lease:

(a)	Date:	March 18, 1999
(b)	Landlord:	IDS Life Insurance Company, a Minnesota Corporation c/o Wessex Service Company, 2828 North Central Avenue, Suite #770 Phoenix, Arizona 85004
(c)	Tenant:	Ryland Mortgage Company, an Ohio Corporation
(d)	Building Address:	14555 North Hayden Road Suite 100 Scottsdale, Arizona 85260
(e)	Premises:	Suite #100
(f)	Parking Charge:	Free per covered reserved additional parking space per month, subject to the provisions specified in Article 27, below.
(g)	Parking Spaces:
Tenant shall have Fourteen (14) covered reserved parking spaces at no charge to Tenant for the entire lease term and including any option period which may be exercised, according to Article 27, below. Additionally, Tenant shall have 40 uncovered reserved parking space's marked "Ryland" in front of the suite at the North Entrance. Plus open parking for an additional 56 cars for a total of 110 parking spaces for tenant's use.
(h)	Term:	Five (5) years, beginning on the Commencement Date and expiring on the Expiration Date.
(i)	Commencement Date:	May 15, 1999, or as extended pursuant to Section 3.3, below.
(j)	Expiration Date:	May 31, 2004 or as extended pursuant to Section 3.3, below.
(k)	Monthly Base Rent:
5/15/99 - 5/31/99 = $11,462.50 per month ($17.50psf)*
6/1/99 - 5/31/01 = $22,925.00 per month ($17.50psf)*
6/1/01 - 5/31/04 = $23,580.00 per month ($18.00psf)*
*plus additional charges as provided for in lease.

(i) Deleted.
(ii) The Monthly Rent is subject to adjustment pursuant to Article 5 below.
(iii) Rent: The monthly rent and additional rent.
  (l)
  Additional Rent:    Increased expenses over Base Year: Actual 2000 Operating Expenses

  (m)
  Additional Rent—Taxes:    Any amounts which this Lease requires Tenant to pay in addition to Monthly Base Rent, including without limitation all state and local transaction privilege taxes imposed on Landlord or Tenant as a result of amounts payable hereunder.

  (n)
  Rentable Area of the Premises:    approximately 15,720 rentable square feet (rentable and usable are the same)

  (o)
  Rentable Area of the Office Building:    152,006 square feet.

  (p)
  Security Deposit:    Waived.

  (q)
  Broker:    Jamie Drinkwater Realty & Mark Linsalata of Lee & Associates

  (r)
  Prepaid (1st) Month's Rent:    $0.00

  (s)
  Office Building:    Scottsdale Technology Center consisting of three (3) office buildings.

(t)	Land:	The land on which the Office Building is located and which is more particularly described on Exhibit "B" to this Lease.
(u)	Project:
The development consisting of the Land and all improvements built on the Land including without limitation the Building, parking lot, parking structure, if any, walkways, driveways, fences, and landscaping.
  (v)
  Landlord's Address:

      IDS Life Insurance Company,
      a Minnesota Corporation
      c/o Wessex Service Company
      2828 North Central Avenue, Suite #770
      Phoenix, Arizona 85004

      and

  (w)
  Tenant's Address:

      Ryland Mortgage Company
      Scottsdale Technology Center
      14555 North Hayden Road
      Suite # 100
      Scottsdale, Arizona 85260

  (x)
  Prime Rate:    The rate of interest from time to time announced by Bank One, or any successor to it, as its prime rate. If Bank One or any successor to it ceases to announce its prime rate, the Prime Rate will be a comparable interest rate designated by Landlord which replaces the Prime Rate.

If any other provision of this Lease contradicts any definition of this Article, the other provision will prevail.

The following exhibits are attached to this Lease and are made parts of this Lease:

  EXHIBIT "A"—The Premises
  EXHIBIT "B"—Legal Description of the Land
  EXHIBIT "C"—Work Letter
  EXHIBIT "D"—Rules and Regulations

ARTICLE 2.    AGREEMENT

Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, according to this Lease.

ARTICLE 3.    TERM DELIVERY AND ACCEPTANCE OF PREMISES

3.1    General.    The duration of this Lease will be the Term. The Term will commence on the Commencement Date and will expire on the Expiration Date.

3.2    Delivery of Possession.    Landlord will construct or install in the Premises the improvements to be constructed or installed by Landlord according to the Work Letter attached to this Lease as Exhibit "C" (the "Work Letter"). Landlord will be deemed to have delivered possession of the Premises to Tenant ten (10) days after the date when Landlord has given Tenant notice that the improvements will be substantially completed within ten (10) days of the date of such notice, subject to only the completion of Landlord's "punch list" items which do not materially interfere with Tenant's use and enjoyment of the Premises.

3.3    Failure to Deliver Possession.    If, for any reason, Landlord cannot deliver possession of the Premises to Tenant on the Commencement Date:

  (a)
  This Lease will not be void or voidable:

  (b)
  Landlord will not be liable to Tenant for any resultant loss or damage; and

  (c)
  If delivery of possession of the Premises to Tenant on the Commencement Date is delayed by Landlord, (i) Rent will be waived for the period between the original Commencement Date and the date on which Landlord delivers possession of the Premises to Tenant, (ii) the original Commencement Date and Expiration Date will be extended automatically one day for each day of delay after the original Commencement Date and before delivery of possession, and (iii) Landlord and Tenant will execute a certificate of the new Commencement Date and Expiration Date promptly after delivery of possession.

  (d)
  not withstanding the foregoing, should Landlord be unable to deliver possession of the Premises by May 15, 1999, Tenant may terminate this Lease without penalty.

3.4    Early Entry.    If Tenant is permitted entry to the Premises prior to the Commencement Date for the purpose of installing fixtures or any other purpose permitted by Landlord, such early entry will be at Tenant's sole risk and subject to all the terms and provisions of this Lease as though the Commencement Date had occurred, except for the payment of Monthly Rent which will commence on the Commencement Date. Tenant, its agents or employees, will not interfere with or delay Landlord's completion of construction of the improvements. All rights of Tenant under this Section 3.4 will be subject to the requirements of all applicable building codes and zoning requirements so as not to interfere with Landlord's obtaining a certificate of occupancy for the Premises. Landlord has the right to impose such additional conditions on Tenant's early entry as Landlord, in its sole but reasonable discretion, deems appropriate, and will further have the right to require that Tenant execute an early entry agreement containing such conditions prior to Tenant's early entry.

3.5    Condition of the Premises.    Prior to the Commencement Date, Tenant will conduct a walk-through inspection of the Premises with Landlord and prepare a punch-list of items needing additional work by Landlord. Other than the items specified in the punch-list, by taking possession of the Premises, Tenant will be deemed to have accepted the Premises in their condition on the date of delivery of possession. The punch-list will not include any damage to the Premises caused by Tenant's move-in or early access, if permitted. Damage caused by Tenant will be repaired or corrected by Landlord, at Tenant's expense. Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any Tenant improvements to the Premises except as expressly provided in this Lease and the Work Letter. If Tenant fails to submit a punch-list to Landlord prior to the Commencement Date, it will be deemed that there are no items needing additional work or repair. Landlord's contractor will complete all reasonable punch-list items within thirty (30) days after the walk-through.

3.6    Adjustments Upon Completion.    As soon as practicable, upon completion of the improvements in accordance with the Work Letter, Landlord will notify Tenant of the Rentable Area of the Premises, the Rentable Area of the Building, Monthly Rent, and Tenant's Share, if such information was not previously determinable by Landlord. At Landlord's request, Tenant will promptly execute a certificate confirming such information.

ARTICLE 4.    MONTHLY RENT, RENTAL ADJUSTMENT AND CONVERSION

4.1    Monthly Rent.    Throughout the Term of this Lease, Tenant will pay Monthly Rent to Landlord as rent for the Premises. Monthly Rent will be paid in advance, on or before the first day of each calendar month of the Term. If the Term commences on a day other than the first day of a calendar month, the Monthly Rent will be appropriately prorated by Landlord for such month. If the Term commences on a day other than the first day of a calendar month, then prorated Monthly Rent for such month will be paid on or before the first day of the Term. Monthly Rent will be paid to Landlord, without notice or demand, and without deduction or offset, in lawful money of the United States of America at Landlord's Address, or to such other person or at any other place as Landlord may from time to time designate in writing.

4.2    Rental Adjustment:    Commencing with the second lease year and each lease year thereafter, and continuing throughout the term or any extension thereof, the monthly guaranteed rental shall be adjusted upward in accordance with the formula set forth below in applying the formula, the following definitions shall prevail.

  (a)
  "Bureau" means the Federal Bureau of Labor Statistics or any successor agency that shall issue the indices or any data referred to in subparagraph "e".

  (b)
  "Average Price Index" means the Consumers' Price Index, "All Items, An Urban Consumers, U.S. City Average (1967 = 100)" issued from time to time by the Bureau.

  (c)
  "Adjustment Index" is the Indices issued for the month prior to the adjustment date.

  (d)
  "Base Index" is the Indices issued by the Bureau for the month prior to the first day of the calendar month in which the term of this Lease commences.

  (e)
  The "issue" of a Price Index means the release to the public of the Price Index, and the date of issue shall be the date it is so released whether or not the issued Index is for the current month or period in which the release occurs or for a prior month or period.

If the Average Price Index for any such lease year is greater than the Base Index, then the monthly rental, beginning with the first day of such lease year, shall be increased in the same proportion that the increase in the Average Price Index bears to the Base Index. If an increase shall become effective by application of the rule stated in the preceding sentence and the Average Price Index for any subsequent lease year decreases, then the monthly rental beginning with such subsequent lease year shall not be decreased but shall remain equal to the highest increased monthly rental applicable to any such prior lease year.

4.3    CPI Conversion:    If the base period presently employed in calculating and determining the CPI should hereafter be changed and a new base period adopted by the Bureau of Labor Statistics of the United States Department of Labor, the base index figure as set forth herein shall be converted so as to conform with the new index figure and the new index figure as converted shall be used. In the event that the Bureau of Labor Statistics discontinues the issuance of the CPI, then, in that event, Tenant and Landlord agree to use any other nationally recognized cost of living index issued by the United States Department of Labor or any other branch or department of the United States Department of Labor or any other branch of department of the Federal government and the index so used shall be converted in accordance with good accounting practices as a substitute basis for determining such adjustments to the minimum annual rent.

ARTICLE 5.    OPERATING EXPENSES

5.1    General:    This Lease shall be deemed a full service lease and Tenant shall do all acts and make all payments prorata connected with or arising out of any increase of operating expenses for Scottsdale Technology Center over Tenant's expense base, in addition to Tenant's base rent. This includes, without limitation, all taxes and assessments, and any increases in all taxes and assessments, whether now or hereafter existing, levied or imposed on Landlord or Tenant, and whether foreseen or unforeseen. In addition to Monthly Rent, Tenant will pay Tenant's Monthly Share of the Increased Current Operating Expenses of Scottsdale Technology Center. Controllable Operating Expense increases shall be capped at 5% per annum. Controllable expenses are all expenses except for; property taxes, property insurance, utility costs (water & electric) and governmental assessments.

As used in this Lease, the term "Operating Expenses" includes:

  (a)
  all reasonable costs of management, operation and maintenance of the Project, including without limitation, real and personal property taxes and assessments (and any tax levied in whole or in part in lieu of or in addition to real property taxes), wages, salaries and compensation of employees, consulting, accounting, legal and janitorial, maintenance, guard and other services, management fees not to exceed five (5%) percent of the net revenue of the Project (charged by any entity managing the Project other than Landlord's employees unless Landlord is self managing the property), reasonable reserves for Operating Expenses, that part of office rent or rental value of space in the Project used by Landlord to manage, operate and maintain the Project or furnished by Landlord to enhance the management, operation or maintenance of the Project, power, water, waste disposal and other utilities, materials and supplies, maintenance and repairs, insurance obtained with respect to the Project, depreciation on personal property and equipment (which is or should be capitalized on the books of Landlord), and any other costs, charges, and expenses which under generally accepted accounting principles, would be regarded as management, maintenance and operating expenses; and

  (b)
  the cost (amortized over such period as Landlord will reasonably determine) together with interest at the greater of (i) the Prime Rate prevailing plus two percent (2%) or (ii) Landlord's borrowing rate for such capital improvements plus two percent (2%), on the unamortized balance of any capital improvements which are made to the Project by Landlord (A) for the purposes of reducing Operating Expenses, or (B) after the Date and which were required under any governmental law or regulation that was not applicable to the Project at the time it was constructed and which are not a result of the nature of Tenant's use of the Premises.

The Operating Expenses will not include: (1) depreciation on the Project (other than depreciation on personal property, equipment, window coverings on exterior windows provided by Landlord and carpeting in public corridors and common areas); (2) costs of improvements made for tenants of the

Project; (3) finders fees and real estate brokers' commission; (4) mortgage principal or interest; and (5) capital items other than those referred to in clause (b), above.

Tenant acknowledges that Landlord has not made any representation or given Tenant any assurances that the Operating Expenses will equal or approximate any actual amount per square foot of Rentable Area of the Premises, for any calendar year during the Term.

5.2    Estimated Payments:    In addition to Monthly Rent, Tenant will pay to Landlord on the first day of each month during the Term one-twelfth (1/12) of Landlord's estimate of the Additional Rent payable by Tenant pursuant to Section 5.1, above, during the subject calendar year or partial calendar year (the "Additional Rent"). The Additional Rent are subject to revision according to the further provisions of this Section 5.2 and Section 5.3, below. During December of each calendar year, or as soon after December as practicable, Landlord will give Tenant written notice of Additional Rent for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant will pay to Landlord one-twelfth (1/12) of the Additional Rent; however, if such notice is not given in December, Tenant will continue to pay on the basis of the prior year's Additional Rent until the month after such notice is given. In the month Tenant first pays Landlord's new Additional Rent, Tenant will pay to Landlord the difference between the new Additional Rent estimate and the amount payable to Landlord for the prior year's Additional Rent, for each month which has elapsed since December. If, at any time or times it reasonably appears to Landlord that the amount payable under Section 5.1 above, for the current calendar year will vary from the Additional Rent, Landlord may, by written notice to Tenant, revise the Estimate Operating Expenses for such year, and subsequent payments by Tenant for such year will be based upon Landlord's reasonably revised estimate.

5.3    Annual Settlement.    Within ninety (90) days after the end of each calendar year or as soon after such ninety (90) day period as practicable, Landlord will deliver to Tenant a statement of amounts payable under Section 5.1, above, for such calendar year prepared and certified by Landlord. Such certified statement will be final and binding upon Landlord within thirty (30) days after it is given to Tenant. If such statement shows an amount owing by Tenant that is less than the estimated payments previously made by Tenant for such calendar year, the excess will be held by Landlord and credited against the next payment of Rent; however, if the Term has ended and Tenant was not in default at its end, Landlord will refund the excess payment previously made by Tenant for such calendar year, if such statement shows a balance due from Tenant, Tenant will pay the deficiency to Landlord within thirty (30) days after the delivery of such statement. Tenant may review Landlord's records of the Operating Expenses, at Tenant's sole cost and expense, at the place Landlord normally maintains such records during Landlord's normal business hours.

5.4    Final Proration.    If this Lease ends on a day other than the last day of a calendar year, the amount of increase (if any) in the Operating Expenses payable by Tenant applicable to the calendar year in which this Lease ends will be calculated on the basis of the number of days of the Term falling within such calendar year and Tenant's obligation to pay the amount so determined will survive the end of this Lease.

5.5    Other Taxes.    Tenant will reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of Landlord and Tenant:

  (a)
  upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is in Tenant or Landlord;

  (b)
  upon or measured by Rent, including without limitation, any gross income tax or excise tax levied by the Federal government or any other governmental body with respect to the receipt of Rent;

  (c)
  upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Premises; and

  (d)
  upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

If it is not lawful for Tenant to reimburse Landlord, the Rent payable to Landlord under this Lease will be revised to yield to Landlord the same net rental after the imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax.

        Tenant will pay promptly when due all personal property taxes on Tenant's personal property in the Premises and any other taxes payable by Tenant, the non-payment of which might give rise to a lien on the Premises or Tenant's interest in the Premises.

5.6    Rent Payable.    Amounts payable by Tenant as provided herein, will be payable as Rent without deduction or offset. If Tenant fails to pay any amounts due, Landlord will have all the rights and remedies available to it on account of Tenant's failure to pay Rent.

ARTICLE 6.    INSURANCE

6.1    Landlord's Insurance.    At all times during the Term, Landlord will carry and maintain:

  (a)
  fire and extended coverage insurance covering the Project, parking structure (if any), the Building's equipment and common area furnishings, and leasehold improvements in the Premises to the extent of the Tenant Finish Allowance (as that term is defined in the Work Letter);

  (b)
  public liability and property damage insurance; and

  (c)
  such other insurance as Landlord determines from time to time.

The insurance coverages and amounts in this Section 6.1 will be determined by Landlord.

6.2    Tenant's Insurance.    At all times during the Term, Tenant will carry and maintain, at Tenant's expense, the following insurance, in the amounts specified below or such other amounts as Landlord may from time to time reasonably request, with insurance companies and on forms satisfactory to Landlord:

  (a)
  public liability and property damage liability insurance, with a combined single occurrence limit of not less than $3,000,000.00. All such insurance will specifically include without limitation, contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in Article 21 of this Lease, below;

  (b)
  insurance covering all of Tenant's equipment, trade fixtures, appliances, furniture, furnishings and personal property from time to time in, on or upon the Premises, and any leasehold improvements to the Premises in excess of the Tenant Finish Allowance, in an amount not less than the full replacement cost without deduction for depreciation from time to time during the term of this Lease, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended peril (all risk), boiler, flood, glass breakage and sprinkler leakage. All policy proceeds will be used for the repair or replacement of the property damaged or destroyed, however, if this Lease ceased under the provisions of Article 18 below, Tenant will be entitled to any proceeds resulting from damage to Tenant's equipment, trade fixtures, appliances, furniture, furnishings, and personal property, and Landlord will be entitled to all other proceeds; and

  (c)
  workmen's compensation insurance insuring against and satisfying Tenant's obligations and liabilities under the workmen's compensation law of the state in which the Premises are located.

6.3    Forms of the Policies.    All policies of insurance which Tenant is obligated to maintain according to this Lease (other than any policy of workmen's compensation insurance) will name Landlord and such other persons or firms as Landlord specifies from time to time as additional insured. Original or copies of original policies (together with copies of the endorsements naming Landlord, and any others specified by Landlord as additional insured) and evidence of the payment of all premiums of such policies will be delivered to Landlord prior to Tenant's occupancy of the Premises and from time to time at least thirty (30) days prior to the expiration of the term of each such policy. All public liability and property damage liability insurance policies maintained by Tenant will contain a provision that Landlord and any other additional insured will be entitled to recover under such policies for any loss sustained by them, their agents and employees as a result of the acts or omissions of Tenant. All such policies maintained by Tenant will provide that they may not be terminated or amended except after thirty (30) days' prior written notice to Landlord. All public liability, property damage, liability and casualty policies maintained by Tenant will be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry. Insurance required to be maintained by Tenant by this Article 6 may be subject to a deductible of up to $1,000.00.

6.4    Waiver of Subrogation.    Except as otherwise provided herein, Landlord and Tenant each waive any and all rights to recover against the other or against any other Tenant or occupant of the Project, or against the officers, directors, shareholders, partners, joint ventures, employees, agents, customers, invitees or business visitors of such other party or of such other Tenant or occupancy of the Project, for any loss or damage to such waiving party arising from any cause covered by any insurance required by such party pursuant to this Article 6 or any other insurance actually carried by such party to the extent of the limits of such policy. Landlord and Tenant, from time to time, will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with the Project or the Premises claiming by, under or through Tenant to execute and deliver to Landlord such a waiver of claims and to obtain such waiver of subrogation rights endorsements.

6.5    Adequacy of Coverage.    Landlord, its agents and employees, make no representation that the limits of liability specified to be carried by Tenant pursuant to this Article 6 are adequate to protect Tenant. If Tenant believes that any of such insurance coverage is inadequate, Tenant will obtain such additional insurance coverage as Tenant deems adequate, at Tenant's sole expense.

ARTICLE 7.    USE

The premises will be used only for general office purposes. Tenant will not: do or permit to be done in or about the premises, or bring to, keep or permit to be brought or kept in the Premises, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation which is now in force or which may be enacted or promulgated after the Date, do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants of the Building or Project, or injure or annoy them; use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose; cause, maintain or permit any nuisance in, on or about the Premises or commit or allow to be committed any waste in, on or about the Premises; construct, excavate, trench, dig, or improve any portion of the common areas of the Project.

ARTICLE 8.    REQUIREMENTS OF LAW: FIRE INSURANCE AND HAZARDOUS MATERIALS

8.1    General.    At its sole cost and expense Tenant will promptly comply with all laws, statues, ordinances and governmental rules, regulations or requirements now in force or in force after the Date, with the requirements of any board of free underwriters or other similar body constituted now or after the Date, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Premises, insofar as they relate to the condition, use or occupancy of the Premises, excluding requirements of structural changes or changes outside the Premises unless related to (a) Tenant's acts, (b) Tenant's business, (c) Tenant's use of the Premises, or (d) improvements made by or for Tenant.

8.2    Hazardous Materials.    Tenant will not generate, manufacture, receive, transport from, store, use or dispose of any Hazardous Material in, on or about the Premises or the Project. For the purpose of this Section 8.2, Hazardous Materials shall include but not be limited to substances defined as "hazardous substances," "hazardous materials," or "toxic substances," in the Comprehensive Environmental Response, Compensation and Liability Act of Materials Transportation Act, 49 U.S.C. Section 1901, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; and those substances defined as "hazardous wastes" in the Arizona Revised Statues Section 36-3501(16). Tenant will be solely responsible for and will defend, indemnify and hold Landlord, its agents and employees harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with Tenant's breach of its obligations under this Section 8.2. Tenant will be solely responsible for and will defend, indemnify and hold Landlord, its agents and employees harmless from and against any and all claims, costs, liabilities and damage, including attorneys' fees and costs, arising out of or in connection with the removal, cleanup, remediation and restoration work and materials necessary to return the Premises and any other property of whatever nature located on the Project to their condition existing prior to the appearance of Tenant's Hazardous Materials on the premises. Tenant will pay to Landlord upon demand an amount equal to any permanent damage to the real property or buildings. Tenant is liable for all damages under the Law.

  (a)
  If Tenant shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of any applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof relating to the protection of human health or the environment (collectively, "Environmental Laws"); or if Tenant should become aware of or receive notice or other communication concerning any factual, alleged, suspected communication concerning any factual, alleged, suspected or threatened liability for a violation of the Environmental Laws in connection with the Property or the past or present activities of any person thereon, including but not limited to notice or other communication concerning any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceedings, complaint, notice, order, writ or injunction, then Tenant shall deliver to Landlord, within ten (10) days of the receipt of such notice or communication by Tenant, a written description of said violation, liability, or actual or threatened event or condition, together with copies of any documents evidencing same. Receipt of such notice shall not be deemed to create any obligation on the part of Landlord to defend or otherwise respond to any such notification.

  (b)
  Tenant shall not initiate communications with or provide information to any party other than Landlord regarding any hazardous materials without Landlord's prior written approval, unless required by law or imminent emergency posing a substantial endangerment to human health, in which event Tenant shall provide notice of such communication or disclosure to Landlord as soon as reasonably possible.

8.3    Certain Insurance Risks.    Tenant will not do or permit to be done any act or things upon the Premises or the Project which would (a) jeopardize or be in conflict with fire insurance policies covering the Project and fixtures and property in the Project, or (b) increase the rate of fire insurance applicable to the Project to an amount higher than it otherwise would be for general office use of the

Project, or (c) subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon the Premises.

ARTICLE 9.    ASSIGNMENTS AND SUBLETTING

9.1    General.    Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, covenants that it will not assign, mortgage or encumber this Lease, nor sublease, nor permit the Premises or any part of the Premises to be used or occupied by others, without the prior written consent of Landlord in each instance. Any assignment or sublease in violation of this Article 9 will be void. If this Lease is assigned, or if the Premises or any part of the Premises are subleased or occupied by anyone other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the new amount collected to Rent. No assignment, sublease, occupancy or collection will be deemed a waiver of the provisions of this Section 9.1, and acceptance by Landlord of the assignee, subtenant or occupant as Tenant, shall not release Tenant from the further performance by Tenant of covenants on the part of Tenant contained in this Lease. The consent by Landlord to an assignment or sublease will not be construed to relieve Tenant from obtaining Landlord's prior written consent in each instance.

9.2    Landlord's Right to Recapture.    If Tenant desires to assign all or part of this Lease or to sublease all or any portion of the Premises, Tenant will first submit to Landlord the documents described in Section 9.3, below, and will offer in writing, (a) with respect to a prospective assignment, to assign this Lease to Landlord without any payment of money or other consideration for such assignment, or (b) with respect to a prospective sublease, to sublease to Landlord the portion of the Premises involved ("Leaseback Area") for the term specified by Tenant in its offer and at the lower of (i) Tenant's proposed sub-rental or (i) the rate of Monthly Rent and Additional Rent then in effect according to this Lease, and on the same terms, covenants and conditions contained under Lease and applicable to the Leaseback Area. The offer will specify the date when the Leaseback Area will be made available to Landlord. That date will not be earlier than thirty (30) days nor later than one hundred eighty (180) days after the date of Landlord's acceptance of the offer. If an offer of sublease is made, it will also specify the term of the proposed sublease except that if the proposed sublease will result in all or substantially all of the Premises being subleased, then Landlord will have the option to extend the term of the proposed sublease for the balance of the Term of this Lease less one (1) day.

        Landlord will have thirty (30) days from the receipt of the offer either to accept or reject it. If Landlord accepts the offer, Tenant will then execute and deliver to Landlord, or to anyone designated or named by Landlord, an assignment or sublease, as the case may be, in either case in a form reasonably satisfactory to Landlord's counsel.

        If such a sublease is made to Landlord or its designee, such sublease will expressly:

  (a)
  permit Landlord to make further subleases of all or any part of the Leaseback Area and to make and authorize any and all changes, alterations, installations and improvements in such space as Landlord deems necessary for such subletting, at Landlord's expense;

  (b)
  provide that Tenant will permit reasonably appropriate means of ingress to and egress from the Leaseback Area at all times;

  (c)
  negate any intention that the estate created under such sublease be merged with any other estate held by Landlord or Tenant;

  (d)
  provide that Landlord will accept the Leaseback Area "as is" except that Landlord, at Tenant's expense, will perform all such work and make all such alterations as may be required physically to separate the Leaseback Area from the remainder of the Premises and to permit lawful occupancy; and

  (e)
  provide that at the expiration of the term of such sublease, Tenant will accept the Leaseback Area as may be reasonably necessary to preserve the Leaseback Area in good order and condition, ordinary wear and tear excepted.

        Performance by Landlord, or its designee, under a sublease of the Leaseback Area will be deemed performance by Tenant of any similar obligation under this Lease. Tenant will not be liable for any default under this Lease or deemed to be in default under this Lease if such default is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease.

9.3    Submission of Information.    If Tenant requests Landlord's consent to a specific assignment or subletting, Tenant will submit in writing to Landlord (a) the name and address of the proposed assignee or subtenant, (b) a counterpart of the proposed agreement of assignment or sublease, (c) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or subtenant, and as to the nature of its proposed use of the space, and (d) banking, financial or other credit information reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or subtenant.

9.4    Consent Not to be Unreasonably Withheld.    If Landlord does not accept Tenant's offer within thirty (30) days after receipt of it, as provided in Section 9.2, above, then Landlord will not unreasonably withhold or delay its consent to Tenant's request for consent to such specific assignment or sublease if the conditions in Section 9.3, above, and all of the following conditions are satisfied:

  (a)
  The proposed transferee has acceptable net worth to Landlord and satisfied Landlord's then-current credit standards for tenants of the Building, and in Landlord's opinion has the financial strength and stability to perform all obligations under this Lease to be performed by Tenant as and when they fall due.

  (b)
  The proposed transferee will make use of the Premises which in Landlord's reasonable opinion (i) is lawful, (ii) is consistent with the permitted use of the Premises under this Lease, (iii) is consistent with the general character of business carried on by tenants of a first class office building, (iv) does not conflict with any exclusive rights or covenants not to compete in favor of any other Tenant or proposed Tenant in the Project, (v) will not increase the likelihood of damage or destruction, (vi) will not increase the rate of wear and tear to the Premises, Building common facilities, or Project, (vii) will not likely cause an increase in insurance premiums for insurance policies applicable to the Project, and (viii) will not require Tenant improvements incompatible with then existing Building or Project systems and components.

  (c)
  Tenant pays Landlord's reasonable attorneys' fees and costs incurred in connection with negotiation, review and processing of the transfer, plus a processing fee not to exceed $500.00 for each such request.

  (d)
  Landlord is paid any increase in the Security Deposit required by Landlord and permitted by law.

  (e)
  The proposed transferee has demonstrated to the reasonable satisfaction of Landlord that it has good character, moral stability and good reputation in the general business community.

  (f)
  At the time of the proposed transfer, there is no Event of Default under this Lease.

  (g)
  The proposed transferee is not a tax-exempt entity as defined in the Internal Revenue Code of 1986, as amended.

  (h)
  At least 75% of the Rentable Area of the Building is leased to paying tenants.

  (i)
  The transfer will not otherwise have or cause a material adverse impact on Landlord's interests, the Building, the Premises or the Project.

  (j)
  If Landlord consents to the proposed assignment or sublease, Tenant complies with the further provisions of Sections 9.5 and 9.6, below.

Tenant shall have the burden of demonstrating that each of the foregoing conditions is satisfied.

9.5    Form of Assignment or Sublease.    If Landlord consents to a proposed assignment or sublease, Landlord will give Tenant's form of assignment or sublease, as the case may be, which is acceptable to Landlord and will provide, among other things, that in the event of any sublease, Tenant will remain liable under this Lease. Any sublease will provide, among other things, that the subtenant will comply with all applicable terms and conditions of this Lease. Any assignment will contain, among other things, an assumption by the assignee of all of the terms, covenants and conditions which this Lease requires Tenant to perform. Landlord's consent will not be effective unless and until Tenant (a) delivers to Landlord an original duly executed assignment or sublease, as the case may be, in the form approved by Landlord in its sole discretion, and (b) pays Landlord the amounts required under Section 9.4(c), above.

9.6    Payments to Landlord.    If Landlord consents to a proposed assignment or sublease, then Landlord will have the right to require Tenant to pay to Landlord a sum equal to: (a) any rent or other consideration paid to Tenant by any proposed transferee which (after deducting the costs of Tenant, if any, in effecting the assignment or sublease, including reasonable alteration costs, commissions and legal fees) is in excess of the Rent allocable to the transferred space which is then being paid by Tenant to Landlord pursuant to this Lease; and (b) any other profit or gain (after deducting any necessary expenses incurred) realized by Tenant from any such sublease or assignment. All such sums payable will be payable to Landlord at the time the next payment of Monthly Rent is due.

9.7    Prohibited Transfers.

  (a)

  (b)
  The transfer of a majority of the issued and outstanding capital stock of any corporate Tenant or subtenant of this Lease or a majority of the total interest in any partnership Tenant or subtenant, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, will be deemed an assignment of this Lease or of such sublease requiring Landlord's consent in each instance. For purposes of this Article 9, the transfer of outstanding capital stock of any corporate Tenant will not include any sale of such stock by persons (other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended) effected through "over-the-counter-market" or through any recognized stock exchange.

9.8    Permitted Transfer.    Subject to Sections 9.5, 9.6 and 9.10, Landlord consents to an assignment of this Lease, or sublease of all or part of the Premises, to a wholly-owned subsidiary of Tenant or affiliate of Tenant, or the parent of Tenant or to any corporation into or with which Tenant may be merged or consolidated.

9.9    Limitation on Remedies.    Tenant will not be entitled to make, nor will Tenant make, any claim, and Tenant by this Section 9.9 waives any claim, for money damages (nor will Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval to a proposed assignment or subletting as provided for in this Section. Tenant's sole remedy will be an action or proceeding to enforce any such provision, or for specific performance, injunction, or declaratory judgment.

9.10    Consent of Mortgage.    Any transfer for which consent is required of any party having a mortgage, deed of trust or other encumbrance on, or of any lessor under any ground or underlying lease of, all or any part of the Project shall not be effective unless and until such consent is given (and which will not be unreasonably withheld).

ARTICLE 10.    RULES AND REGULATIONS

        Tenant and its employees, agents, licensees and visitors will at all times observe faithfully, and comply strictly with, the rules and regulations set forth on Exhibit "D". Landlord may from time to time reasonably amend, delete or modify existing rules and regulations, or adopt reasonable new rules and regulations for the use, safety, cleanliness and care of the Premises, the Building, and the Project, and the comfort, quiet enjoyment and convenience of occupants of the Project. Modifications or additions to the rules and regulations will be effective upon notice to Tenant from Landlord. In the event of any breach of any rules or regulations or any amendments or additions to such rules and regulations, Landlord will have all remedies which this Lease provides for default by Tenant, and will, in addition, have any remedies available at law or in equity, including the right to enjoin any breach of such rules and regulations. Landlord will not be liable to Tenant for violations such rules and regulations by any other Tenant, its employees, agents, visitors or licensees or any other person unless caused by intentional negligence or misconduct of Landlord or any one acting through Landlord. In the event of any conflict between the provisions of this Lease and the rules and regulations, the provisions of this Lease will govern.

ARTICLE 11.    COMMON AREAS

        As used in this Lease, the term "common areas" means, without limitation, the hallways, entryways, parking areas, driveways, walkways, terraces, loading areas, trash facilities and all other areas and facilities in the Project which are provided and designated from time to time by Landlord for the general nonexclusive use and convenience of Tenant with Landlord and other tenants of the Project and their respective employees, invitees, licensees or other visitors. Landlord grants Tenant, its employees, invitees, licensees and other visitors a nonexclusive license for the Term to use the common areas in common with others entitled to use the common areas, subject to the terms and conditions of this Lease. Without advance notice to Tenant (except with respect to matters covered by Subsection (a) below) and without any liability to Tenant in any respect, Landlord will have the right to:

  (a)
  establish and enforce reasonable rules and regulations concerning the maintenance, management, use and operation of the common areas;

  (b)
  close off any of the common areas to whatever extent required in the opinion of Landlord and its counsel to prevent a dedication of any of the common areas or the accrual of any rights by any person or the public to the common areas, provided such closure does not deprive Tenant of the substantial benefit and enjoyment of the Premises;

  (c)
  temporarily close any of the common areas for maintenance, alteration or improvement purposes;

  (d)
  select, appoint or contract with any person for the purpose of operating and maintaining the common areas, on such terms and conditions as Landlord deems reasonable;

  (e)
  change the size, use, shape or nature of any such common areas, provided such change does not deprive Tenant of the substantial benefit and enjoyment of the Premises. So long as Tenant is not thus deprived of the substantial use and benefit of the Premises, Landlord will also have the right at any time to change the arrangement or location of, or both, or to regulate or eliminate the use of any concourse, parking spaces, toilets or other public conveniences in the Project, without incurring any liability to Tenant or entitling Tenant to any abatement of rent and such action will not constitute an actual or constructive eviction of Tenant; and

  (f)
  erect one or more additional building on the common areas, expand the existing Building or other buildings to cover a portion of the common areas, convert common areas to a portion of the Building (excluding the Premises) or other buildings to common areas. Upon erection of any additional buildings or change in common areas, the portion of the Project upon which buildings or structures have been erected will no longer be deemed to be a part of the common areas. In the event of any such changes in the size or use of the Building or common areas of the Building or Project, Landlord may make an appropriate adjustment in the Rentable Area of the Building or the Building's pro rata share of exterior common areas of the Project, as appropriate, and a corresponding adjustment to Tenant's Share of the Operating Expenses payable pursuant to Article 5 of this Lease, above.

ARTICLE 12.    LANDLORD'S SERVICES

12.1    Landlord's Repair and Maintenance.    Landlord will maintain, repair and restore the common areas of the Project, including lobbies, corridors and restrooms, the windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, and the structure of the Building in reasonably good order and condition.

12.2    Landlord's Services.    Landlord will furnish the Premises with: (i) heat and air conditioning equipment in good condition with sufficient capacity required for the comfortable occupation of the Premises; (ii) lighting replacement (for building standard lights) during Business Hours; (iii) restroom supplies; (iv) window washing with reasonable frequency; and (v) daily cleaning service on weekdays, in the manner that such services are customarily furnished in comparable office buildings. Landlord may provide, but will not be obligated to provide, any such services on Holidays and weekends.

        Landlord will not be in default under this Lease or be liable for any damages directly or indirectly resulting from, nor will the Rent be abated by reason of (1) the installation, use or interruption of use of any equipment in connection with the furnishing of any of such services, (2) failure to furnish or delay in furnishing any such services when such failure or delay is caused by accident or any condition beyond the reasonable control for Landlord or by the making of necessary repairs or improvements to the Premises, the Building, or the Project, (3) the limitation, curtailment, rationing or restrictions on use of water, electricity, gas or other form of energy serving the Premises, the Building, or the Project. Landlord will use reasonable efforts to remedy diligently any interruption in the furnishing of such services. Notwithstanding the foregoing, Tenant will receive an abatement of rent should any interruption of services continue a period in excess of five (5) consecutive business days.

        The term "Business Hours" means 6:00 a.m. to 7:00 p.m. on Monday through Friday, except Holidays (as that term is defined below), and 9:00 a.m. to 3:00 p.m. on Saturdays and Sundays, except Holidays. The term "Holidays" means New Year's Day; Martin Luther King, Jr. Day; Memorial Day; Independence Day; Labor Day; Thanksgiving Day; Christmas Day and such other national holidays as may be established after the Date by the United States Government.

12.3    Tenant's Costs.    Whenever equipment or lighting (other than building standard lights) is used in the Premises by Tenant and such equipment or lighting affects the temperature otherwise normally maintained by the design of the air conditioning system, Landlord will have the right, after notice to Tenant, to install supplementary air conditioning facilities in the Premises or otherwise modify the ventilating and air conditioning system serving the Premises, and the cost of such facilities and modifications will be borne by Tenant. Tenant will also pay as Additional Rent the cost of providing all cooling energy to the Premises in excess of that required for normal office use or during hours requested by Tenant when air conditioning is not otherwise furnished by Landlord. Tenant will bear the cost of replacement bulbs or tubes for all non-building standard light fixtures.

12.4    Limitation on Liability.    Subject to section 12.2 above, Landlord will not be liable to Tenant or any other person, for direct or consequential damage, or otherwise, for any failure to supply any heat, air conditioning, cleaning, lighting, security, surges or interruptions of electricity, or other service Landlord has agreed to supply during any period when Landlord uses reasonable diligence to supply such services. Landlord reserves the right temporarily to discontinue such services, or any of them, at such times as may be necessary by reason of accident, repairs, alterations or improvements, strikes, lockouts, riots, acts of God, governmental preemption in connection with a national or local emergency, any rule, order or regulation of any governmental agency, conditions of supply and demand which make any product unavailable. Landlord's compliance with any mandatory governmental energy conservation or environmental protection program, or any voluntary governmental energy conservation program at the request of or with consent or acquiescence of Tenant, or any other happening beyond the control of Landlord. Landlord will not be liable to Tenant or any other person or entity for direct or consequential damages resulting from the admission to or exclusion from the Building or Project of any person. In the event of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's sole opinion, Landlord will have the right to prevent access to the Building or Project during he continuance of the same by such means as Landlord, in its sole discretion, may deem appropriate, including, without limitation, locking doors and closing parking areas and other common areas. Subject to section 12.2 above, Landlord will not be liable for damages to person or property or for injury to, or interruption of, business for any discontinuance permitted under this Article 12, nor will such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of Rent or operate to release Tenant from any of Tenant's obligations under this Lease.

ARTICLE 13.    TENANT'S CARE OF THE PREMISES

        Tenant will maintain the Premises (including Tenant's equipment, personal property and trade fixtures located in the Premises) in their condition at the time they were delivered to Tenant, reasonable wear and tear excluded. Tenant will immediately advise Landlord of any material damage to the Premises or the Project. All damage or injury to the Premises, or the Project, or the fixtures, appurtenances and equipment in the Premises or the Project which is caused by Tenant, its agents employees, or invitees, may be repaired, restored or replaced by Landlord, at the expense of Tenant and such expense (Plus ten percent (10%) of such expense for Landlord's overhead) will be collectible as Additional Rent and will be paid by Tenant within ten (10) days after delivery of a statement for such expense.

ARTICLE 14.    ELECTRICAL SERVICES

        Tenant acknowledges and agrees that this Lease is "Full Service" and that it shall be Landlord's responsibility to secure electrical services for the premises and to pay all costs associated therewith, including deposits, hook up charges and ongoing service charges. The electric costs are included in the operating costs of the property.

ARTICLE 15.    ALTERATIONS

15.1    General.    During the Term, Tenant will not make or allow to be made any material alterations, additions or improvements to or of the Premises or any part of the Premises, or attach any fixtures or equipment to the Premises, without first obtaining Landlord's written consent. All such alterations, additions and improvements consented to by Landlord, and capital improvements which are required to be made to the Project as a result of the nature of Tenant's use of the Premises, which consent shall not be un reasonably withheld:

  (a)
  Will be performed by contractors and subject to conditions specified by Landlord (which may include requiring the posting of a mechanic's or material man's lien bond); and

  (b)
  At Landlord's option, will be made by Landlord for Tenant's account, and Tenant will reimburse Landlord for their costs (including fifteen percent (15%) for Landlord's overhead) within ten (10) days after receipt of a statement of such cost. Subject to Tenant's rights in Article 17, below, all alterations, additions, fixtures and improvements, whether temporary or permanent in character, made in or upon the Premises either by Tenant or Landlord will immediately become Landlord's property, and at the end of the Term will remain on the Premises without compensation to Tenant.

15.2    Free-Standing Partitions.    Tenant will have the right to install free-standing work station partitions, without Landlord's prior written consent, so long as no building or other governmental permit is required for their installation or relocation; however, if a permit is required Landlord will not unreasonably withhold its consent to such relocation or installation. The free-standing work station partitions for which Tenant pays will be part of Tenant's trade fixtures for all purposes under this Lease.

15.3    Other Charges.    Tenant acknowledges that any alterations, additions and improvements to the Premises (including without limitation installation or relocation of partitions) may affect the heating, cooling, power, lighting and other systems in the Project and any increased cost attributable to such changes will be payable by Tenant to Landlord as Additional Rent.

15.4    Removal.    By notice given to Tenant no less than thirty (30) days prior to the Expiration Date, Landlord may either:

  (a)
  require that Tenant remove any or all alterations, additions, fixtures and improvements which are made in or upon the Premises pursuant to this Article 15. In that event, prior to the Expiration Date, Tenant will remove such alterations, additions, fixtures and improvements at Tenant's sole cost and will restore the Premises to the condition in which they were before such alterations, additions, fixtures, improvements and additions were made, reasonable wear and tear excepted; or

If Landlord does not so notify Tenant, Landlord may remove such alterations, fixtures, additions, and improvements after the end of the Term at Tenant's cost.

ARTICLE 16.    MECHANICS' LIENS

        Tenant will pay or cause to be paid all costs and charges for work (a) done by Tenant or caused to be done by Tenant, in or to the Premises, and (b) for all materials furnished for or in connection with such work. Tenant will indemnify Landlord against and hold Landlord, the Premises and the Project free, clear and harmless of and from all mechanic's liens and claims of liens, and all other liabilities, liens, claims and demands on account of such work by or on behalf of Tenant. If any such lien, at any time, is filed against the Premises, or any part of the Project, Tenant will cause such lien to be discharged of record within ten (10) days after the filing of such lien, except that if Tenant desires to contest such lien, it will furnish Landlord, within such ten (10) day period, security reasonably satisfactory to Landlord of at least 150% of the amount of the claim, plus estimated costs and interest. If a final judgment establishing the validity or existence of a lien for any amount is entered, Tenant will pay and satisfy the same at once. If Tenant fails to pay any charge for which a mechanics' lien has been filed, and has not given Landlord security as described above, Landlord may, at its option, pay such charge and related costs and interest, and the amount so paid, together with reasonable attorneys' fees incurred in connection with such lien, will be immediately due from Tenant to Landlord as Additional Rent. Nothing contained in this Lease will be deemed the consent or agreement of Landlord subject Landlord's interest in the Project to liability under any mechanics' or other lien law. If Tenant received notice that a lien has been or is about to be filed against the Premises or the Project or any action affecting title to the Project has been commenced on account of work done by or for or materials furnished to or for Tenant, it will immediately give Landlord written notice of such notice. At least fifteen (15) days prior to the commencement of any work (including but not limited to, any material maintenance, repairs, alterations, additions, improvements or installations) in or to the premises, by or for Tenant, Tenant will give Landlord written notice of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work. Landlord will have the right to post notices of non-responsibility or similar notices on the Premises in order to protect the Premises against any such liens.

ARTICLE 17.    END OF TERM

        At the end of this Lease, Tenant will promptly quit and surrender the Premises broom-clean, in good order and repair, ordinary wear and tear excepted. If Tenant is not then in default, Tenant may remove from the Premises any trade fixtures, equipment and movable furniture placed in the Premises by Tenant, whether or not such trade fixtures or equipment are fastened to the Building; Tenant will not remove any trade fixtures or equipment without Landlord's prior written consent if such fixtures or equipment are used in the operation of the Building, or if the removal of such fixture or equipment will result in impairing the structural strength of the Building. Whether or not Tenant is in default, Tenant will remove such alterations, additions, improvements, trade fixtures, equipment and furniture as Landlord has requested in accordance with Article 15. above. Tenant will fully repair any damage occasioned by the removal of any trade fixtures, equipment, furniture, alterations, additions and improvements. All trade fixtures, equipment, furniture inventory, effects, alterations, additions, and improvements on the Premises after the end of the Term will be deemed conclusively to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account for them; and Tenant will pay Landlord for all expenses incurred in connection with the removal of such property, including, but not limited to, the cost of repairing any damage to the Building or Premises caused by the removal of such property. Tenant's obligation to observe and perform this covenant will survive the expiration or other termination of this Lease.

ARTICLE 18.    EMINENT DOMAIN

        If all the Premises are taken by exercise of the power of eminent domain (or conveyed by Landlord in lieu of such exercise) either party may terminate this Lease on a date (the "termination date") which is the earlier of the date upon which the condemning authority takes possession of the Premises or the date on which title to the Premises is vested in the condemning authority. If more than twenty-five percent (25%) of the Rentable Area of the Premises is so taken, or if the Tenant does not cancel this Lease according to the preceding sentence, the Monthly Rent will be abated in the proportion of the Rentable Area of the Premises so taken to the Rentable Area of the Premises immediately before such taking, and Tenant's Share will be appropriately recalculated. If all or substantially all of the Building or the Project is so taken, Landlord may cancel this Lease by written notice to Tenant given thirty (30) days after the termination date. In the event of any such taking, the entire award will be paid to Landlord and Tenant will have no right or claim to any part of such award; however, Tenant will have the right to assert a claim against the condemning authority in a separate action and so long as Landlord's award is not reduced by such claim: for (i) Tenant's moving expenses; (ii) leasehold improvements owned by Tenant; (iii) any other award established solely for the benefit of Tenant.

ARTICLE 19.    DAMAGE AND DESTRUCTION

        If the Premises or the Building are damaged by fire or other insured casualty, Landlord will give Tenant notice of the time which will be needed to repair such damage, as determined by Landlord in its sole discretion, and the election (if any) which Landlord has made according to this Article 19. Such notice will be given before the forty-fifth (45th) day (the "Notice Date") after the fire or other insured casualty. If more than 25% of the rentable area is damaged as to be unrentable, then Tenant may cancel Lease.

  (a)
  If the Premises or the Building are damaged by fire or other insured casualty to an extent which may be repaired within ninety (90) days after the commencement of repair, as determined by Landlord, Landlord will begin to repair the damage within ninety (90) days after the notice date and will diligently pursue the completion of such repair. In such event, this Lease will continue in full force and effect except that Monthly Rent will be abated on a pro rata basis from the date of the fire or other insured casualty until the date of the completion of such repairs (the "repair period") based on the Rentable Area of the portion of the Premises the use of which Tenant is deprived of during the repair period.

  (b)
  If the Premises or the Building are damaged by fire or other insured casualty to an extent which may not be repaired within ninety (90) days after the commencement of repair, but may be repaired within one hundred eighty (180) days after the commencement of repair, as reasonably determined by Landlord, then, at Landlord's option, Landlord will diligently pursue to repair such damage within one hundred eight (180) days after the notice date. If Landlord elects to repair such damage, Monthly Rent will be abated on a pro rata basis during the repair period based on the Rentable Area of the portion of the Premises the use of which Tenant is deprived during the repair period. If Landlord does not elect to repair such damage, this Lease will terminate on the notice date.

  (c)
  If the Premises or the Building are damaged by fire or other insured casualty to an extent which may not be repaired within one hundred eighty (180) days after the commencement of repair, as reasonably determined by Landlord, then (i) Landlord may cancel this Lease as of the date of such damage by written notice given to Tenant on or before the notice date or (ii) Tenant may cancel this Lease as of the date of such damage by written notice given to Landlord within ten (10) days after Landlord's delivery of a notice that the repairs cannot be made within such one hundred eighty (180) day period. If neither Landlord nor Tenant so elects to cancel this Lease, Landlord will repair the Building and Premises and Monthly Rent will be abated on a pro rata basis during the repair period based on the Rentable Area of the portion of the Premises the use of which Tenant is deprived during the repair period.

  (d)
  If the proceeds of insurance are insufficient to pay for the repair of any damage to the Premises or the Building, Landlord will have the option to repair such damage or cancel this Lease as of the date of such casualty by written notice to Tenant on or before the notice date. If any such damage by fire or other casualty is the result of the willful conduct or negligence or failure to act of Tenant, its agent, contractors, employees, or invitees, there will be no abatement of Monthly Rent as otherwise provided for in this Article 19.

Tenant waives any rights conferred by statute or otherwise on account of any damage to the Premises, the Building, or the Project, to the extent that those rights are inconsistent with Tenant's rights under this Article 19.

ARTICLE 20.    SUBORDINATION AND ATTORNMENT

20.1    General.    This Lease and Tenant's rights under this Lease are subject and subordinate to any ground or underlying lease, first mortgage, indenture, first deed of trust or other first lien encumbrance, together with any renewals, extensions, modifications, consolidations and replacements of such first lien encumbrance, now or after the Date affecting or placed, charged or enforced against the Land, the Building, or all or any portion of the Project or any interest of Landlord in them or Landlord's interest in this Lease and the leasehold estate created by this Lease (except to the extent any such instrument will expressly provide that this Lease is superior to such instrument). This provision will be self-operative and no further instrument of subordination will be required in order to effect it. Nevertheless, Tenant will execute, acknowledge and deliver to Landlord, at any time and from time to time, upon demand by Landlord, such documents as may be requested by Landlord, any ground or underlying lessor or any mortgagee, to confirm or effect any such subordination.

20.2    Attornment.    Tenant agrees that in the event that any holder of any ground or underlying lease, mortgage, deed of trust, or other encumbrance encumbering any part of the Project succeeds to landlord's interest in the Premises, Tenant will pay to such holder all rents subsequently payable under this Lease. Further, Tenant agrees that in the event of the enforcement by the trustee or the beneficiary under or holder or owner of any such mortgage, deed of trust, land or ground lease, Tenant will, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement, automatically become the Tenant of and attorn to such successor in interest without change in the term or provisions of this Lease. Such successor in interest will not be bound by (i) any payment of Monthly Rent or Rent for more than one month in advance except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, or (ii) any amendment or modification of this Lease made without the written consent or such trustee, beneficiary, holder or owner or such successor in interest. Upon request by such successor in interest and without cost to Landlord or such successor in interest Tenant will execute, acknowledge and deliver an instrument or instruments confirming the attornment.

ARTICLE 21.    ENTRY BY LANDLORD

        Landlord, its agents, employees, and contractors may enter the Premises at any time in response to an emergency or at reasonable hours to:

  (a)
  inspect the Premises;

  (b)
  exhibit the same to prospective purchasers and lenders. Prospective tenants during the last six (6) months of the term only;

  (c)
  determine whether Tenant is complying with all its obligations in this Lease;

  (d)
  supply cleaning service and any other service to be provided by Landlord to Tenant according to this Lease;

  (e)
  post notices of non-responsibility or similar notices; or

  (f)
  make repairs required of Landlord under the terms of this Lease or repairs to any adjoining space or utility services or make repairs, alterations or improvements to any other portion of the Building; however, all such work will be done as promptly as reasonably possible and so to cause as little interference to Tenant as reasonably possible.

        Tenant, by this Article 21, waives any claim against Landlord, its agents, employees or contractors for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry. Landlord will at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance). Landlord will have the right to use any and all means which Landlord may deem proper to open doors in and to the Premises in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any means permitted under this Article 21 will not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any portion of the Premises, nor will any such entry entitle Tenant to damages or an abatement of Monthly Rent, Additional Rent, or other charges which this Lease requires Tenant to pay.

ARTICLE 22.    INDEMNIFICATION, WAIVER AND RELEASE

22.1    Indemnification.    Tenant will neither hold nor attempt to hold Landlord or its employees or agents liable for, and Tenant will indemnify and hold harmless Landlord, its employees and agents from and against, any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), liabilities, judgments, and expenses (including, without limitation, attorneys' fees) incurred in connection with or arising from:

  (a)
  the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming under Tenant;

  (b)
  any activity, work or thing done, permitted or offered by Tenant in or about the Premises or the Project;

  (c)
  any acts, omissions or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees or visitors of Tenant or any such person;

  (d)
  any breach, violation or nonperformance by Tenant or any person claiming under Tenant or the employees agents, contractors, invitees or visitors of Tenant or any such person or any term, covenant or provision of this Lease to any law, ordinance or governmental requirement of any kind; or

  (e)
  any injury or damage to the person, property or business of Tenant, its employees, agents, contractors, invitees, visitors or any other person entering upon the Premises or the Project under the express or implied invitation of Tenant except for any injury or damage to persons or property on the Premises which is proximately caused by or results proximately from the negligence or deliberate act of Landlord or its employees agents or contractors.

        If any action of proceeding is brought against Landlord or its employees by reason of any such claim for which Tenant has indemnified Landlord, Tenant, upon notice from Landlord, will defend the same at Tenant's expense with counsel reasonably satisfactory to Landlord.

22.2    Waiver and Release.    Tenant, as a material part of the consideration to Landlord for this Lease, by this Section 22.2, waives and releases all claims against Landlord, its employees and agents with respect to all matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease. Except for any damage or injury to person or property on the Premises, which is proximately caused by or results proximately from the negligence or deliberate act of Landlord or its employee and agents or contractors, Tenant covenants and agrees that Landlord and its employees will not at any time or to any extent whatsoever be liable, responsible, or in any way accountable for any loss, injury, death or damage (including consequential damages) to persons, property or Tenant's business occasioned by any acts or omissions of any other Tenant, occupant or visitor of the Project, or from any cause, either ordinary or extraordinary, beyond Landlord's control.

ARTICLE 23.    SECURITY DEPOSIT

ARTICLE 24.    QUIET ENJOYMENT

Landlord covenants and agrees with Tenant that so long as Tenant pays the Rent, and observes and performs all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peacefully and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease and Tenant's possession will not be disturbed by anyone claiming by, through or under Landlord.

ARTICLE 25.    EFFECT OF SALE

A sale, conveyance or assignment of the Building or the Project which includes an assumption of Landlord's obligations to Tenant hereunder, will operate to release Landlord from liability from and after the effective date of such sale, conveyance or assignment upon all of the covenants, terms and conditions of this Lease, express or implied, except those liabilities which arose prior to such effective date, and after the effective date of such sale, conveyance or assignment, Tenant will look solely to Landlord's successor in interest in and to this Lease. This Lease will not be affected by any such sale, conveyance or assignment, and Tenant will attorn to Landlord's successor in interest to this Lease.

ARTICLE 26.    DEFAULT

26.1    Events of Default.    The following events are referred to collectively as "Events of Default," or individually, as an "Event of Default":

  (a)
  Tenant defaults in the due and punctual payment of Rent, and such default continues for ten (10) days after written notice from Landlord; however, Tenant will not be entitled to more than three (3) notice's for monetary defaults during any twelve (12) month period, and if, after such notice, any Rent is not paid when due, an Event of Default will be considered to have occurred without further notice.

  (b)
  Tenant vacates or abandons the Premises for a period in excess of thirty (30) days;

  (c)
  This Lease or the Premises or any part of the Premises are taken upon execution or by other process of law directed against Tenant, or are taken upon subject to any attachment at the instance for any creditor or claimant against Tenant, and said attachment is not discharged or disposed of within fifteen (15) days after its levy;

  (d)
  Tenant files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy law or insolvency act of any state, or admits the material allegations of any such petition by answer or otherwise, or is dissolved or makes an assignment for the benefit of creditors;

  (e)
  Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for all or substantially all of the property of Tenant, and such proceedings is not dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment;

  (f)
  Tenant fails to take possession of the Premises on the Commencement Date of the Term; or

  (g)
  Tenant breaches any of the other agreements, terms, covenants or conditions which this Lease requires Tenant to perform, and such breach continues for a period of thirty (30) days after written notice from Landlord to Tenant; or if such breach cannot be cured reasonably within such thirty (30) day period and Tenant fails to commence to cure such breach within thirty (30) days after notice from Landlord or fails to proceed diligently to cure such breach within a reasonable time period thereafter.

26.2    Landlord's Remedies.    If any one or more Events of Default set forth in Section 26.1 above, occurs, then Landlord has the right, at its election:

  (a)
  to give Tenant written notice of Landlord's intention to terminate this Lease on the earliest date permitted by law or on any later date specified in such notice, in which case Tenant's right to possession of the Premises will cease and this Lease will be terminated, except as to Tenant's liability, as if the expiration of the term fixed in such notice were the end of the Term; or

  (b)
  without further demand or notice, to re-enter and take possession of the Premises or any part of the Premises, repossess the same, expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, using such force for such purposes as may be necessary, without being liable for prosecution, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Monthly Rent or other amounts payable under this Lease or as a result of any proceeding breach of covenants or conditions; or

  (c)
  without further demand or notice to cure any Event of Default and to charge Tenant for the cost of effecting such cure, including, without limitation, attorneys' fees and interest on the amount so advanced at the rate set forth in Section 28.21, below, provided that Landlord will have no obligation to cure any such Event of Default of Tenant. Should Landlord elect to reenter as provided in subsection (b), above, or should Landlord take possession pursuant to any notice provided by law, Landlord may from time to time, without terminating this Lease, relet the Premises or any part of the Premises in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its sole discretion, may determine and Landlord may collect and receive the Rent. Landlord will in no way be responsible or liable for any failure to relet the Premises, or any part of the Premises, for any failure to collect any Rent due upon such reletting. No such re-entry or taking possession of the Premises by Landlord will be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord under this Section or under a forcible or unlawful entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such re-entry or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event this Lease will terminate as specified in such notice.

26.3    Certain Damages.    In the event that Landlord does not elect to terminate this Lease as permitted in Section 26.2(a) above, but on the contrary, elects to take possession as provided in Section 26.2(b), above, Tenant will pay to Landlord: (i) Monthly Rent and other sums as provided in this Lease, which would be payable under this Lease if such repossession had not occurred, less; (ii) the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, attorneys' fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing Term, or the premises covered by such new lease, include other premises not part of the Premises, a fair apportionment of the rent received for such reletting and the expenses incurred in connection with such reletting as provided in this Section will be made in determining the net proceeds from such reletting, and any rent concessions will be equally apportioned over the term of the new lease. Tenant will pay such rent and other sums to Landlord monthly on the day which the Monthly Rent would have been payable under this Lease if possession had not been retaken and Landlord will be entitled to receive such rent and other sums from Tenant on each such day.

26.4    Continuing Liability After Termination.    If this Lease is terminated on account of the occurrence of an Event of Default, Tenant will remain liable to Landlord for damages in an amount equal to Monthly Rent and other amounts which would have been owing by Tenant for the balance of the Term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all of Landlord's expenses in connection with such reletting, including, but without limitation, the expenses enumerated in Section 26.3, above. Landlord will be entitled to collect such damages from Tenant monthly on the day on which Monthly Rent and other amounts would have been payable under this Lease if this Lease had not been terminated, and Landlord will be entitled to receive such Monthly Rent and other amounts from Tenant on each such day. Alternatively, at the option of Landlord, in the event this Lease is so terminated, Landlord will be entitled to recover against Tenant as damages for losses of the bargain and not as a penalty:

  (i)
  the worth at the time of award of the unpaid Rent which had been earned at the time of termination;

  (ii)
  the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

  (iii)
  the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term of this Lease (had the same not ben so terminated by Landlord) after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided or,

  (iv)
  any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

        "The worth at the time of award" of the amounts referred to in clauses (i) and (ii), above, is computed by adding interest at the per annum interest rate described in Section 28.21, below, on the date on which this Lease is terminated from the date of termination until the time of award. "The worth at the time of award" of the amount referred to in clause (iii), above, is computed by discounting such amount at the discount rate of the Federal Reserve Bank of Denver at the time of award plus one percent (1%).

26.5    Cumulative Remedies.    Any suit or suits for recovery of the amounts and damages set forth in Sections 26.3 and 26.4, above, may be brought by Landlord, from time to time, at Landlord's election, and nothing in this Lease will be deemed to require Landlord to await the date upon which this Lease or the term would have expired had there occurred no Event of Default. Each right and remedy provided for in this Lease is cumulative and is in addition to every other right or remedy provided for in this Lease or now or after the Date existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or after the Date existing at law or in equity or by statute or otherwise. The prevailing party shall be entitled to recover its attorney's fees and costs whether or not suit is brought.

26.6    Waiver of Redemption.    Tenant waives any right of redemption arising as a result of Landlord's exercise of its remedies under this Article 26.

26.7    Mitigation.    Landlord shall make reasonable efforts to mitigate any damages caused by Tenant's default.

ARTICLE 27.    PARKING

Tenant will be entitled to use the Parking Spaces during the Term subject to the rules and regulations set forth below and any amendments or additions to them as may be done by Landlord from time to time during the Lease term.

Landlord shall provide Fourteen (14) covered reserved parking spaces for the entire Lease term at no charge to Tenant, including any renewal option which may be exercised in the near future. Visitor parking will be available for use by Tenant's invitee. Landlord will also provide Forty (40) uncovered reserved parking space marked "Ryland" in the front of suite for Tenant's use, with an additional open non reserved spaces for a total of 110.

ARTICLE 28.    MISCELLANEOUS

28.1    No Offer.    This Lease is submitted to Tenant on the understanding that it will not be considered an offer and will not bind Landlord in any way until (a) Tenant has duly executed and delivered duplicate originals to Landlord and (b) Landlord has executed and delivered one of such originals to Tenant.

28.2    Joint and Several Liability.    If Tenant is composed of more than one signatory to this Lease, each signatory will be jointly and severally liable with each other signatory for payment and performance according to this Lease. The act of, notice to, notice from, refund to, or signature of, any signatory to this Lease (including without limitation modifications of this Lease made by fewer than all such signatories) will bind every other signatory as though every other signature had so acted, or received or given the notice or refund, or signed.

28.3    No Construction Against Drafting Parry.    Landlord and Tenant acknowledge that each of them and their counsel have had an opportunity to review this Lease and that this Lease will not be construed against Landlord merely because Landlord has prepared it.

28.4    Time of the Essence.    Time is of the essence of each and every provision of this Lease.

28.5    No Recordation.    Tenant's recordation of this Lease or any memorandum or short form of it will be void and a default under this Lease.

28.6    No Waiver.    The waiver by Landlord of any agreement, condition or provision contained in this Lease will not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision contained in this Lease, nor will any custom or practice which may grow up between the parties in the administration of the terms of this Lease be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms of this Lease. The subsequent acceptance of Rent by Landlord will not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition, or provision of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.

28.7    Estoppel Certificate.    At any time and from time to time, but within ten (10) days after prior written request by Landlord, Tenant will execute, acknowledge and deliver to Landlord, promptly upon request, a certificate certifying (a) that this Lease is unmodified and in full force and effect or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification, (b) the date, if any to which rent and other sums payable under this Lease have been paid, (c) that no notice of any default has been delivered to Landlord which default has not been cured, except as to defaults specified in said certificate, and (d) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchaser or existing or prospective mortgagee or beneficiary under any deed of trust on the building or any part of the Project. Tenant's failure to deliver such a certificate within such time will be conclusive evidence of the matters set forth in it.

28.8    Waiver of Jury Trial.    Landlord and Tenant by this Section 28.8, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties to this Lease against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use of occupancy of the Premises, or any other claims (except claims for personal injury or property damage), and any emergency statutory or any other statutory remedy.

28.9    No Merger.    The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord or the termination of this Lease on account of Tenant's default will not work a merger, and will, at Landlord's option, (a) terminate all or any subleases and subtenancies or (b) operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord's option under this Section 28.9 will be exercised by notice to Tenant and all known sublessees or subtenants in the Premises or any part of the Premises.

28.10    Holding Over.    Tenant will have no right to remain in possession of all or any part of the Premises after the expiration of the Term. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term, with the express or implied consent of Landlord: (a) such tenancy will be deemed to be a periodic tenancy from month-to-month only; (b) such tenancy will not constitute a renewal or extension of this Lease for any further term; and (c) such tenancy may be terminated by Landlord upon the earliest of (i) thirty (30) days' prior written notice or (ii) the earliest date permitted by law. In such event, Monthly Rent will be increased to an amount equal to one hundred fifty (150%) percent of the Monthly Rent payable during the last month of the Term, and any other sums due under this Lease will be payable in the amount and at the times specified in this Lease. Such month-to-month tenancy will be subject to every other term, condition, and covenant contained in this Lease.

28.11    Notices.    Any notice, request, demand, consent, approval or other communications required or permitted under this Lease must be in writing and will be deemed to have been given when personally delivered or deposited in any depository regularly maintained by the United States Postal Service, postage prepaid, certified mail, return receipt requested, addressed to the party for whom it is intended at its address set forth in Article 1, above. Either Landlord or Tenant may add additional addresses or change its address for purposes of receipt of any such communication by giving ten (10) days' prior written notice of such change to the other party in the manner prescribed in this Section 28.11.

28.12    Severability.    If any provision of this Lease proves to be illegal, invalid or unenforceable, the remainder of this Lease will not be affected by such finding, and in lieu of each provision of this Lease that is illegal, invalid or unenforceable, a provision will be added as a part of this Lease as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

28.13    Written Amendment Required.    No amendment, alteration, modification of or addition to the Lease will be valid or binding unless expressed in writing and signed by Landlord and Tenant. Tenant agrees to make any modifications of the terms and provisions of this Lease required or requested by any lending institution providing financing for the Building, or Project, as the case may be, provided that no such modifications will materially adversely affect Tenant's rights and obligations under this Lease.

28.14    Entire Agreement.    This Lease, the Exhibits and Addenda, if any, contain the entire agreement between Landlord and Tenant. No promises or representations, except as contained in this Lease, have been made to Tenant respecting the condition or the manner of operating the Premises, the Building, or the Project.

28.15    Captions.    The captions of the various Articles and Sections of this Lease are for convenience only and do not necessarily define, limit, describe or construe the contents of such Articles or Sections.

28.16    Notice of Landlord's Default.    In the event of any alleged default in the obligation of Landlord under this Lease, Tenant will deliver to Landlord written notice listing the reasons for Landlord's default and Landlord will have thirty (30) days following receipt of such notice to cure such alleged default or, in the event the alleged default cannot reasonably be cured within a thirty (30) day period, to commence action and proceed diligently to cure such alleged default. A copy of such notice to Landlord will be sent to any holder of a mortgage or other encumbrances on the Building or Project of which Tenant has been notified in writing, and any such holder will also have the same time periods to cure such alleged default.

28.17    Authority.    Tenant and the party executing this Lease on behalf of Tenant represent to Landlord that such party is authorized to do so by requisite action of the Board of Directors, or partners, as the case may be, and agree upon request to deliver to Landlord a resolution or similar document to that effect.

28.18    Brokers.    Landlord and Tenant respectively represent and warrant to each other that neither of them has consulted or negotiated with any broker or finder with regard to the Premises except the Broker names in Article 1, above, of any, (the "Broker"). Each of them will indemnify the other against and hold the other harmless from any claims for fees or commissions from anyone with whom either of them has consulted or negotiated with regard to the Premises except the Broker. Landlord will pay any fees or commission due the Broker. Landlord and Tenant agree that should expansion take place negotiations will be handled through Broker referred to in Article 1 of this Lease, and Landlord shall pay Broker 1/2 standard commission (2 1/2%).

28.19    Governing Law.    This Lease will be governed by and construed pursuant to the laws of the State in which the Project is located.

28.20    Force Majeure.    Landlord will have no liability to Tenant nor will Tenant have any right to terminate this Lease or abate Rent or assert a claim of partial or total actual or constructive eviction, because of Landlord's failure to perform any of its obligations in the Lease if the failure is due to reasons beyond Landlord's reasonable control, including without limitation, strikes or other labor difficulties, inability to obtain necessary governmental permits and approvals (including scarcity of materials, war, riot, civil insurrection, accidents, acts of God and governmental preemption in connection with a national emergency.

28.21    Late Payments.    Any payment of Rent, including Monthly Rent, which is not received within five (5) days after it is due will be subject to a late charge equal to five percent (5%) of the unpaid payment, or $100.00, whichever is greater. This amount is in compensation of Landlord's additional cost of processing late payments. In addition, any Rent which is not paid when due, including Monthly Rent, will accrue interest at a late rate charge of the Prime Rate plus five percent (5%) per annum (but in no event in an amount in excess of the maximum rate allowed by applicable law) from the date on which it was due until the date on which it is paid in full with accrued interest.

28.22    No Easements for Air or Light.    Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building will in no way affect this Lease or impose any liability on Landlord.

28.23    Tax Credits.    Landlord is entitled to claim all tax credits and depreciation attributable to leasehold improvements in the Premises. Promptly after Landlord's demand, Landlord and Tenant will prepare a detailed list of the leasehold improvements and fixtures and their respective costs for which Landlord or Tenant has paid. Landlord will designate those items for which Landlord will claim tax credits and depreciation; Tenant will be entitled to any remaining tax credits and depreciation for leasehold improvements not designated by Landlord.

28.24

28.25    Financial Reports.    Within fifteen (15) days after Landlord's request, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant, or, failing those, Tenant's internally prepared financial statements. Tenant will discuss its financial statements with Landlord and will give Landlord access to Tenant's books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant's financial statements which Tenant designates to Landlord as confidential except (a) to Landlord's lenders or prospective purchasers of the Project, (b) in litigation between Landlord and Tenant, and (c) if required by court order.

28.26    Landlord's Fees.    Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for all of Landlord's reasonable costs incurred in reviewing the proposed action or consent, including, without limitation, reasonable attorneys', engineers' or architects' fees, within ten (10) days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

28.27    Binding Effect.    The covenants, conditions and agreements contained in this Lease will bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributes, executors, administrators, successors, and, except as otherwise provided in this Lease, their assigns.

29.0    Lighting.    Management will work with Tenant as to what lighting may be needed to provide a more security to the area.

30.0    Lease Termination.    Upon full execution of this lease agreement by all parties and the commencement of this lease, Landlord will termination all rights and obligations under the current lease dated December 1, 1996 for Suite 340 in Scottsdale Technology Center.

31.0    Option to Renew.    Tenant shall have Two (2) Five (5) year options to renew this lease, with the rental charges to be at the then current prevailing market rent for the premises. To exercise these options, Tenant must notify Landlord in writing One Hundred Eighty (180) days prior to expiration of current lease expiration.

32.0    Environmental & ADA.    Landlord maintains that the property has no asbestos or other hazardous substances to our knowledge. Landlord further agrees to comply with all ADA regulations as required by the City of Scottsdale.

33.0    First Right of Refusal.    Landlord shall provide Tenant with a First Right of Refusal on the adjacent space, currently vacant. Once Landlord has received an acceptable offer from a prospective tenant, Landlord shall give written notice to Tenant to exercise their option to take the space. Tenant shall have Five (5) business days from receipt of the written notice to make the decision. If Tenant exercises the option, they must take the premises under the terms of the prospective tenant's unless Landlord and Tenant are willing to renegotiate the expansion.

LANDLORD:		TENANT:
IDS LIFE INSURANCE a Minnesota Corporation		RYLAND MORTGAGE COMPANY, AN OHIO CORPORATION
By:	/s/ Mark McMullen Mark McMullen	By:	/s/ Sandra J. McDowell
Its:	Asst. Vice President	Its:	Vice President
Date:	3/24/99	Date:	3-22-99

FIRST AMENDMENT TO LEASE

        THIS FIRST AMENDMENT TO LEASE (the "Agreement") made and entered into as of the 14th day of December, 1999, by and between IDS Life Insurance Company, a Minnesota corporation, ("Landlord"), and Ryland Mortgage Company, an Ohio corporation ("Tenant").

RECITALS

        WHEREAS, Landlord and Tenant entered into that certain lease agreement dated March 18, 1999 (the "Lease"), for that certain leased premises in the complex known as Scottsdale Technology Center, located at 14555 North Hayden Road, Suite 100, Scottsdale, Arizona 85260 (the "Premises"); and

        WHEREAS, Landlord and Tenant desire to amend Article 1, Paragraphs (g), (h), (i), (j), (k), (1) and (n) of the Lease; and

        WHEREAS, the Term of said Lease is scheduled to expire on May 31, 2004; and

        WHEREAS, the parties wish to add certain space to the Premises and make certain changes to said Lease.

WITNESSETH

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and in said lease, the parties hereto agree as follows:

        1.    Article 1, Paragraph (g)—Parking Spaces:    Landlord and Tenant hereby agree to amend the Lease to add ten (10) addition reserved covered parking space to the current fourteen (14) covered parking space as provided for in Article 1, Paragraph (g) of the Lease for a total of twenty-four (24) covered reserved parking spaces at no charge for the initial term of the Lease. Four (4) of the reserved covered parking spaces will be made available upon execution of this Agreement by both Landlord and Tenant. The remaining six (6) will be subject to availability as tenants vacate the spaces. Additionally, Tenant shall have an additional fifteen (15) spaces painted "Ryland" for a total of fifty-five (55) painted spaces. Landlord reserves the right to reassign any or all of the painted and covered reserved spaces as Landlord deems in its sole and absolute discretion to be necessary. In addition, Tenant shall have an additional fifteen (15) uncovered unreserved "open parking" for a total open parking of seventy-one (71) parking spaces. The total parking available to Tenant is now one hundred fifty (150) parking spaces.

        2.    Article 1 Paragraph (h)—Term:    Effective the day of Substantial Completion (hereinafter defined) of the tenant improvements in the Expansion Space (hereinafter defined), a Declaration of Commencement, see attached Exhibit "B", will be provided Tenant and the Term will be adjusted to reflect a full sixty (60) month Term from the date of Substantial Completion.

        The term "Substantial Completion", as used herein, means that a state of completion of the tenant improvements within the Expansion Space (hereinafter defined), as set forth in Exhibit "C", which will allow Tenant to commence its obligations hereunder and take possession of the space without material interference from Landlord's contractor, has been meet. This determination shall be at the sole and absolute discretion of Landlord.

        3.    Article 1, Paragraph (i)—Commencement Date:    Landlord and Tenant agree that the Commencement Date will be modified pursuant to the Declaration of Commencement (the "New Commencement Date"), upon the Substantial Completion of the Tenant Improvements (hereinafter defined) in the Expansion Space (hereinafter defined).

        4.    Article 1, Paragraph (j)—Expiration Date:    Landlord and Tenant agree that the Expiration Date will be modified pursuant to the Declaration of Commencement (the "New Expiration Date"), upon

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the Substantial Completion of the Tenant Improvements(hereinafter defined) in the Expansion Space (hereinafter defined).

        5.    Article 1, Paragraph (k)—Monthly Base Rent:    Landlord and Tenant agree that effective as of the New Commencement Date the Monthly Base Rent will be adjusted as set forth below and will continue through mid-night of the New Expiration Date:

  Years 1 - 2 = $37,438.33 per month ($17.50)*
  Years 3 - 5   = $38,508.00 per month ($18.00)*

*
plus any additional charges and/or taxes as provided for in the Lease

        6.    Article 1, Paragraph (I)—Additional Rent:    Landlord and Tenant agree that the Base Year of the Lease is the year 2000. In addition, Landlord and Tenant agree that certain operating expenses pursuant to Article 5 of the Lease will be capped at five percent (5%) per year on a cumulative bases (the "Controllable Operating Expenses"). Controllable Operating Expenses shall include all expenses as set forth in Article 5, except utilities, insurance and taxes.

        7.    Article 1, Paragraph (n)—Rentable Area of the Premises:    Effective as of the New Commencement Date, the description of the Premises contained in said Lease is amended so as to add approximately nine thousand nine hundred fifty-two (9,952) rentable square feet and (the "Expansion Space"). As of the New Commencement Date, the total space (the "Enlarged Premises") leased to Tenant under said Lease shall consist of a total rentable area of approximately twenty-five thousand six hundred seventy-two (25,672) rentable square feet. The Expansion Space is generally shown on the floor plan attached hereto as Exhibit "A", which exhibit is made a part hereof by this reference. As of the New Commencement Date, that certain Exhibit "A" attached to said Lease is hereby amended to include the attached Exhibit "A".

        8.    Tenant Improvement Allowance;    Tenant has inspected the Expansion Space and accepts same in its present condition as of this date. Any tenant improvements (the "Tenant Improvements") in excess of Ten and 50/100 Dollars ($10.50) per rentable square foot, in other words, One Hundred Four Thousand Four Hundred Ninety-six and no/100 Dollars ($104,496.00), will be paid by Tenant and will be done by Landlord at Tenant's sole cost and expense, and in accordance with the provisions of Article 15 of the Lease.

        9.    Authority:    If Tenant is a corporation, each individual executing this Agreement on behalf of the Tenant corporation represents and warrants that he or she is duly authorized to sign and deliver this Agreement on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation, or in accordance with the by-laws of said corporation, and that this Agreement is binding upon said corporation in accordance with its terms.

        If Tenant is a division or subsidiary of a corporation, each individual executing this Agreement on behalf of the division or subsidiary represents and warrants that he or she is duly authorized to execute and deliver this Agreement on behalf of the division or subsidiary, in accordance with a duly adopted resolution of the Board of Directors of the parent corporation, that this Agreement is binding upon the parent corporation (as well as the division or subsidiary) in accordance with its terms, and that said division or subsidiary shall, within thirty (30) days after request by Landlord, deliver to Landlord a certified copy of a resolution of the Board of Directors of the parent corporation authorizing or ratifying the execution of this Agreement.

        If Tenant is a partnership, each individual executing this Agreement on behalf of said partnership represents and warrants that he or she is duly authorized to sign and deliver this Agreement on behalf of said partnership and that this Agreement is binding upon said partnership in accordance with its terms.

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        If this Agreement is signed by only one person on behalf of Tenant, that person represents and warrants to Landlord that his or her signature alone is sufficient to bind Tenant to the provisions of this Agreement.

        10.    Miscellaneous:

  a.
  The provisions of this Agreement shall remain in full force and effect for the duration of the extended term of the Lease.

  b.
  Except as otherwise set forth herein, all of the terms and conditions of the Lease shall remain in full force and effect and shall remain fully applicable to the Premises, throughout the duration of the extended term of said Lease. Said Lease, as extended and amended herein constitutes the entire agreement between the parties hereto, and no further modification of said Lease shall be binding unless evidenced by an agreement in writing signed by Landlord and Tenant.

  c.
  The captions and paragraph numbers appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe, affect or describe the scope or intent of the provisions of this Agreement.

This Agreement will not be in effect until duly signed by Landlord and Tenant.

        IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as a supplement and amendment to said Lease for the purposes set forth above, in any number of counterpart copies each of which counterpart copy shall for all purposes be deemed an original.

LANDLORD:		TENANT:
IDS LIFE INSURANCE COMPANY, a Minnesota corporation		Ryland Mortgage Company, an Ohio corporation
By:	/s/ Mark McMullen	By:	/s/ Sandra McDowell
Name:	Mark McMullen	Name:	Sandra McDowell
Title:	Asst. V. President	Title:	Vice President
Date:	1/3/00	Date:	12/22/99

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SECOND AMENDMENT TO LEASE

        THIS 2nd AMENDMENT TO LEASE (the "Agreement") made and entered into as of the 16th day of April, 2001, by and between IDS Life Insurance Company, a Minnesota corporation, ("Landlord"), and Ryland Mortgage Company, an Ohio corporation ("Tenant").

RECITALS

        WHEREAS, Landlord and Tenant entered into that certain lease agreement dated March 18, 1999 (the "Lease"), as amended on January 3, 2000, for that certain leased premises in the complex known as Scottsdale Technology Center, located at 14555 North Hayden Road, Suite 100, Scottsdale, Arizona 85260 (the "Premises"); and

        WHEREAS, Landlord and Tenant desire to amend Article 1, Paragraphs (g), (h), (i), (j), (k), (l) and (n) of the Lease; and

        WHEREAS, the Term of said Lease is scheduled to expire on March 31, 2005; and

        WHEREAS, the parties wish to add certain space to the Premises and make certain changes to said Lease.

WITNESSETH

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and in said lease, the parties hereto agree as follows:

        1.    Article 1, Paragraph (g)—Parking Spaces:    Landlord and Tenant hereby agree to amend the Lease to add an additional seven (7) reserved covered parking space to the current twenty-four (24) reserved covered parking space as provided for in Article 1, Paragraph (g) of the Lease, as amended, for a total of thirty-one (31) reserved covered parking spaces at no charge for the initial term of the Lease. The six (6) unavailable reserved covered spaces, as set forth in the First Amendment To Lease, were provided to Tenant on February 1, 2001. Tenant shall have an additional twenty-four (24) spaces painted "Ryland" for a total of seventy-nine (79) painted spaces Landlord reserves the right to reassign any or all of the painted spaces, with forty-five (45) days prior written notice to Tenant, as Landlord deems in its sole and absolute discretion to be necessary. Tenant currently has seventy-one (71) uncovered unreserved "open parking" spaces. The total parking available to Tenant is now one hundred eight-one (181) parking spaces as shown on Exhibit "A".

        2.    Article 1, Paragraph (h)—Term:    Effective the day of Substantial Completion (hereinafter defined) of the tenant improvements in the Second Expansion Space (hereinafter defined), a Declaration of Commencement, see attached Exhibit "C", will be provided Tenant and the Term will be adjusted to reflect a full sixty (60) month Term from the date of Substantial Completion.

        The term "Substantial Completion", as used herein, means that a state of completion of the tenant improvements within the Expansion Space (hereinafter defined), as set forth in the final approved space plan, which will allow Tenant to commence its obligations hereunder and take possession of the space without material interference from Landlord's contractor, has been meet. This determination shall be at the sole and absolute discretion of Landlord, which shall not be unreasonable.

        3.    Article 1, Paragraph (i)—Commencement Date:    Landlord and Tenant agree that the Commencement Date will be modified pursuant to the Declaration of Commencement (the "New Commencement Date"), upon the Substantial Completion of the Tenant Improvements in the Second Expansion Space (hereinafter defined).

        4.    Article 1, Paragraph (j)—Expiration Date:    Landlord and Tenant agree that the Expiration Date will be modified pursuant to the Declaration of Commencement (the "New Expiration Date"), upon

1

the Substantial Completion of the Tenant Improvements in the Second Expansion Space (hereinafter defined).

        5.    Article 1, Paragraph (k)—Monthly Base Rent:    Landlord and Tenant agree that effective as of the New Commencement Date the Monthly Base Rent will be adjusted as set forth below and will continue through mid-night of the New Expiration Date:

New Commencement Date—March 31, 2002 April 1, 2002—March 31, 2005 April 1, 2005—New Expiration Date	$46,078.96 per month ($17.50 per sq. ft.)* $47,395.50 per month ($18.00 per sq. ft.)* $52,661.67 per month ($20.00 per sq. ft.)*

*
plus any additional charges and/or taxes as provided for in the Lease

        6.    Article 1, Paragraph (l)—Additional Rent:    Landlord and Tenant agree that the Base Year of the Lease is the year 2000. In addition, Landlord and Tenant agree that certain operating expenses pursuant to Article 5 of the Lease will be capped at five percent (5%) per year on a cumulative bases (the "Controllable Operating Expenses"). Controllable Operating Expenses shall include all expenses as set forth in Article 5, except utilities, insurance and taxes.

        7.    Article 1, Paragraph (n)—Rentable Area of the Premises:    Effective as of the New Commencement Date, the description of the Premises contained in said Lease is amended so as to add approximately five thousand nine hundred twenty-five (5,925) rentable square feet (the "Second Expansion Space"). As of the New Commencement Date, the total space (the "Enlarged Premises") leased to Tenant under said Lease shall consist of a total rentable area of approximately thirty-one thousand five hundred ninety-seven (31,597) rentable square feet. The Expansion Space is generally shown on the floor plan attached hereto as Exhibit "B", which exhibit is made a part of this agreement by this reference. As of the New Commencement Date, that certain Exhibit "A" attached to said Lease is hereby amended to include the attached Exhibit "B".

        8.    Tenant Improvement Allowance:    Tenant has inspected the Second Expansion Space and accepts same in its present condition as of this date. Any tenant improvements (the "Tenant Improvements") in excess of Ten and 50/100 Dollars ($10.50) per rentable square foot, in other words, Sixty-two Thousand Two Hundred Twelve and 50/100 Dollars ($62,212.50), (the "Tenant Improvement Allowance"), will be paid by Tenant and will be done by Landlord at Tenant's sole cost and expense, and in accordance with the provisions of Article 15 of the Lease. Any unused portion of the Tenant Improvement Allowance shall accrue to Landlord account.

        9.    Right of First Refusal:    Provided Tenant is not in default, during the Term of this Lease, Tenant shall have the right of first refusal (the "Right of First Refusal"), to lease space located at 14505 North Hayden Road, Suite 101, Scottsdale, Arizona 85260, as depicted in Exhibit "D" attached hereto (the "Option Space") subject to further provisions hereof:

          A.    Conditions at the time Tenant exercises a Right of First Refusal:    Option Space is to be defined as the First Right of Refusal for the four thousand nine hundred ninety-four (4,994) square feet of rentable area in what is known as Suite 101 (see Exhibit "D") and Landlord is willing to grant such a right in Tenant only upon the terms and conditions, and subject to the limitation hereinafter set forth. Accordingly, it is hereby agreed by and between Landlord and Tenant as follows:

    1.
    Subject to the further provisions hereof, Landlord shall be free to enter into negotiations with and make proposals to any party which it deems, in its sole discretion, to be a prospective tenant with respect to the Option Space and such negotiations or proposals may include all or any part of the Option Space upon and including any terms and conditions which Landlord deems advisable.

2

    2.
    However, before Landlord enters into a written and firm agreement with any prospective tenant which includes any or all portion of the Option Space, Landlord shall give Tenant written notice of any such written and firm agreement, or any firm proposal, which Landlord proposes to submit or offer to a prospective tenant, and Tenant shall have not more than three (3) business days after such notice is received from Landlord within which to elect and notify Landlord whether or not Tenant will exercise its right to Lease the Option Space included in any such agreement or proposal.

    3.
    In the event Landlord is not notified by Tenant within three (3) business days after receipt of said notice, Landlord has the right to lease the Option Space.

          B.    The lease rate for the Option Space will be the then existing market rate at the time of the exercised option.

        10.    Authority:    If Tenant is a corporation, each individual executing this Agreement on behalf of the Tenant corporation represents and warrants that he or she is duly authorized to sign and deliver this Agreement on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation, or in accordance with the by-laws of said corporation, and that this Agreement is binding upon said corporation in accordance with its terms.

        If Tenant is a division or subsidiary of a corporation, each individual executing this Agreement on behalf of the division or subsidiary represents and warrants that he or she is duly authorized to execute and deliver this Agreement on behalf of the division or subsidiary, in accordance with a duly adopted resolution of the Board of Directors of the parent corporation, that this Agreement is binding upon the parent corporation (as well as the division or subsidiary) in accordance with its terms, and that said division or subsidiary shall, within thirty (30) days after request by Landlord, deliver to Landlord a certified copy of a resolution of the Board of Directors of the parent corporation authorizing or ratifying the execution of this Agreement.

        If Tenant is a partnership, each individual executing this Agreement on behalf of said partnership represents and warrants that he or she is duly authorized to sign and deliver this Agreement on behalf of said partnership and that this Agreement is binding upon said partnership in accordance with its terms.

        If this Agreement is signed by only one person on behalf of Tenant, that person represents and warrants to Landlord that his or her signature alone is sufficient to bind Tenant to the provisions of this Agreement.

        11.    Miscellaneous:

  a.
  The provisions of this Agreement shall remain in full force and effect for the duration of the extended term of the Lease.

  b.
  Except as otherwise set forth herein, all of the terms and conditions of the Lease shall remain in full force and effect and shall remain fully applicable to the Premises, throughout the duration of the extended term of said Lease. Said Lease, as extended and amended herein constitutes the entire agreement between the parties hereto, and no further modification of said Lease shall be binding unless evidenced by an agreement in writing signed by Landlord and Tenant.

  c.
  The captions and paragraph numbers appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe, affect or describe the scope or intent of the provisions of this Agreement.

3

        IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as a supplement and amendment to said Lease for the purposes set forth above, in any number of counterpart copies each of which counterpart copy shall for all purposes be deemed an original.

LANDLORD:		TENANT:
IDS LIFE INSURANCE COMPANY, a Minnesota corporation		Ryland Mortgage Company, an Ohio corporation
By:	/s/ Mark McMullen	By:	/s/ Sandra J. McDowell
Name:	Mark McMullen	Name:	Sandra J. McDowell
Title:	AVP	Title:	SVP
Date:	5/25/01	Date:	5/15/01

4

THIRD AMENDMENT TO LEASE

        WHEREAS AB Scottsdale Technology Center, LLC an Arizona limited liability company (Landlord)), as successor to IDS Life Insurance Company, and Ryland Mortgage Company, an Ohio corporation (Tenant), are parties to a lease ("Lease") dated March 18, 1999 as amended by the First Amendment to Lease dated January 3, 2000, and as amended by a Second Amendment on April 16, 2001 for the premises located at 14455 North Hayden Road, Suite 100, Scottsdale, Arizona 85260 (the "Premises") and;

        WHEREAS, the Landlord and Tenant now desire to enter into this Third Amendment to Lease this 27th day of November 2002 to expand suite 100 of the Premises (the "Expansion Space") and make certain changes to said lease;

        NOW THEREFORE, mutual consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the specific Lease terms set forth below.

1.
Amendment to Lease:

        Article 1(n): Rentable Area of the Premises. This section is hereby amended to add approximately 3,428 square feet to the Premises in addition to the existing square feet of 31,597 for a total of 35,025 square feet. The Expansion Space is generally shown on the floor plan attached hereto as Exhibit "A", which exhibit is made a part of this agreement by this reference. Landlord agrees to deliver the Expansion Space by the Commencement Date herein in good, clean and habitable condition.

        Article 1(h): Term. The Term as it pertains to the Expansion Space shall be co-terminous with the existing Lease

        Article l(i): Commencement Date. The Commencement Date for occupancy of the expansion space shall be February 1, 2003

        Article l(j): Expiration Date. The Expiration Date for the Term herein shall be July 31, 2006

        Article l(k): This section is amended to reflect that the Base Rent for the Premises shall include the following increases for the Expansion Space:

Base Rent:	Feb 1, 2003-Mar 31, 2005	$18.00psf	($5,142.00)
(For Expansion	Apr 1, 2005-Jul 31, 2006	$20.00psf	($5,713.33)
Space only)	To be added to existing rent, plus applicable rental tax.
2.
Miscellaneous:

        a.     The provisions of this Amendment shall remain in full force and effect for the duration of the Term of the Lease.

        b.     Except as otherwise set forth herein, all of the terms and conditions of the Lease shall remain in full force and effect and shall remain fully applicable to the Premises, throughout the duration of the Term of said Lease. Said Lease, as amended herein constitutes the entire agreement between the parties hereto, and no further modification of said Lease shall be binding unless evidenced by an agreement in writing signed by Landlord and Tenant.

        c.     The captions and paragraph numbers appearing in this Amendment are inserted only as a matter of convenience and in no way define, limit, construe, affect or describe the scope or intent of the provisions of this Agreement.

        d.     Tenant hereby represents and warrants to Landlord that this Lease and any addendum thereto, has been duly authorized and that the person executing this Amendment on behalf of the Tenant has all the necessary power and authority to execute this Amendment on behalf of Tenant and that no consent of any other person or entity is required for the execution or performance of the Amendment.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to Lease this 10th day of December 2002, for the purposes set forth above, in any number of counterpart copies each of which counterpart copy shall for all purposes be deemed an original.

LANDLORD:	AB Scottsdale Technology Center, LLC An Arizona Limited Liability Company
	BY:	/s/ Thomas Donahue Thomas Donahue
	ITS:	Co. Managing Member
TENANT:	Ryland Mortgage Company An Ohio corporation
	BY:	/s/ Sandra McDowell Sandra McDowell
	ITS:	Sr. VP, National Production

FOURTH AMENDMENT TO LEASE

        WHEREAS AB Scottsdale Technology Center, LLC an Arizona limited liability company (Landlord), as successor to IDS Life Insurance Company, and Ryland Mortgage Company, an Ohio corporation (Tenant), are parties to a lease ("Lease") dated March 18, 1999 as amended by the First Amendment to Lease dated Dec. 14, 1999, as amended by the Second Amendment to Lease dated April 16, 2001, and as amended by the Third Amendment to the Lease dated Nov. 27, 2002, for the premises located at 14455 North Hayden Road, Suite 100, Scottsdale, Arizona 85260 (the "Premises") and;

        WHEREAS, the Landlord and Tenant now desire to enter into this Fourth Amendment to Lease

        NOW THEREFORE, mutual consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the specific Lease terms set forth below.

Operating Expenses:	Tenant Operating Expenses shall be adjusted from a 2000 base year to an Expense Stop of $6.87 which will be retroactive as of July 2002. The Expense Stop calculation is attached as a letter dated April 26, 2005 to Ryland by Rodney Prokop, CFO of International Capital Partners. With the adjustments noted in that letter, Landlord and Tenant agree that rent and operating expenses for all years prior to 2005 are finalized.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Fourth Amendment to Lease as of this 11th day of May 2005, for the purposes set forth above, in any number of counterpart copies each of which counterpart copy shall for all purposes be deemed an original.

LANDLORD:	AB Scottsdale Technology Center, LLC AN Arizona Limited Liability Company
	BY:	/s/ Thomas Donahue Thomas Donahue
	ITS:	Co-Managing Member
TENANT:	Ryland Mortgage Company An Ohio Corporation
	BY:	/s/ Susan Cass
	ITS:	Sr VP & CFO

QuickLinks

OFFICE LEASE for Scottsdale Technology Center 14455, 14555, 14505 North Hayden Road Scottsdale, Arizona 85260 IDS LIFE INSURANCE COMPANY A MINNESOTA CORPORATION Landlord and RYLAND MORTGAGE COMPANY AN OHIO CORPORATION Dated March 18, 1999
FIRST AMENDMENT TO LEASE
RECITALS
WITNESSETH
SECOND AMENDMENT TO LEASE
RECITALS
WITNESSETH
THIRD AMENDMENT TO LEASE
FOURTH AMENDMENT TO LEASE